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                                                                      Exhibit 21

                                SUBSIDIARIES OF
                             CORECOMM INCORPORATED

All of the corporations listed below were incorporated in Delaware except where otherwise noted:

Cellular Communications of Puerto Rico, Inc.
CCPR Paging, Inc.
CCPR Services, Inc.
Cellular Communications of Arecibo, Inc.
Cellular Ponce, Inc. (Texas corporation)
Mayaquez Cellular Telephone Co., Inc. (South Carolina corporation) Aguadilla Cellular Telephone Company, Inc.
CCI PR RSA, Inc.
SJCT, Inc.
San Juan Cellular Telephone Company (District of Columbia partnership) Gamma Communications (Louisiana partnership)
Merrimack Telecommunications Corporation (Florida corporation)
Star Associates, Inc.
USVI Cellar Telephone Corporation
CCPR of the Virgin Islands, Inc.
USVI Paging, Inc.
CCPR Panama, Inc.
CCPR Wireless Cable, Inc
Norwich Communications, Inc.
CCPR PCS, Inc.
CoreComm Teleco, Inc.
CoreComm New York, Inc.
CoreComm Pennsylvania, Inc.
CoreComm Virginia, Inc.
CoreComm New Jersey, Inc.
CoreComm Maryland, Inc.
CoreComm Delaware, Inc.
CoreComm Massachussets, Inc.